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Global Corporate Trust 190 S. LaSalle Street, 7th Floor MK-IL-SL7C Chicago, IL 60603 usbank.com

VIA: EMAIL

UBS Commercial Mortgage Securitization Corp.

1285 Avenue of the Americas

New York, New York 10019

Attention: Nicholas G. Galeone

Email: nicholas.galeone@ubs.com

17g5informationprovider@usbank.com

Annual Statement of Compliance

UBS-Barclays Commercial Mortgage Trust 2012-C4

Re:	The Pooling and Servicing Agreement (the “Agreement”) dated as of December 1, 2012 among UBS Commercial Mortgage Securitization Corp., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors LLC, as special servicer, Trimont Real Estate Advisors, Inc., as operating advisor, U.S. Bank Trust Company, National Association, successor in interest to U.S. Bank National Association, as certificate administrator (collectively, the “Certificate Administrator”), trustee, paying agent and U.S. Bank National Association, as custodian

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank National Association and U.S. Bank Trust Company, National Association, as Certificate Administrator hereby certify that:

(1)  A review of the activities of the Certificate Administrator during the preceding calendar year (the “Reporting Period”) and of the performance of the Certificate Administrator under the Agreement have been made under my supervision; and

(2)  To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled its obligations under the Agreement in all material respects throughout such Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Page 1 of 2 UBS 2012-C4

Annual Statement of Compliance

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Date: February 28 , 2023

U.S. Bank National Association, as Certificate Administrator

By:	/s/ Kimberly O. Jacobs
Kimberly O. Jacobs
Senior Vice President

U.S. Bank Trust Company, National Association, as Certificate Administrator

By:	/s/ Kimberly O. Jacobs
Kimberly O. Jacobs
Senior Vice President

Page 2 of 2 UBS 2012-C4

Annual Statement of Compliance